As filed with the Securities and Exchange Commission on June 24, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAGLE ROCK ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	68-0629883
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1415 Louisiana Street, Suite 2700 Houston, Texas 77002
(Address of principal executive offices, including zip code)

Eagle Rock Energy Partners, L.P. Long Term Incentive Plan

 (Full title of the plan)

Charles C. Boettcher

1415 Louisiana Street, Suite 2700

Houston, Texas 77002

(281) 408-1200

(Name, address and telephone number of agent for service)

copy to:

Douglas E. McWilliams
David D’Alessandro

Vinson & Elkins LLP

Trammell Crow Center

2001 Ross Avenue, Suite 3700

Dallas, Texas 75201-2975

(214) 220-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
Common Units, representing limited partnership interests	11,000,000 Common Units	$4.62	(2)	$50,820,000	(2)	$6,545.62	(3)

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the Eagle Rock Energy Partners Long Term Incentive Plan.

(2)           Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The price for the 11,000,000 Common Units being registered hereby is based on a price of $4.62, which is the average of the high and low trading prices per Common Unit of Eagle Rock Energy Partners, L.P. as reported on the Nasdaq Global Select Market on June 17, 2014.

(3)               Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 11,000,000 Common Units under the Eagle Rock Energy Partners Long Term Incentive Plan.

Explanatory Note

Eagle Rock Energy Partners, L.P. (the “Registrant”) is filing this Registration Statement pursuant to General Instruction E of Form S-8 to register the offer and sale of additional 11,000,000 Common Units that may be issued under the Eagle Rock Energy Partners Long Term Incentive Plan (the “Plan”).  Except as otherwise set forth below, the contents of the Registration Statements on Form S-8 (Registration No. 333-139612, 333-151081, 333-169472, and 333-194476) relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2006, May 21, 2008, September 17, 2010, and March 11, 2014, respectively, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit	Description
5.1	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.
23.1	Consent of KPMG LLP.
23.2	Consent of Cawley, Gillespie & Associates.
23.3	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 24, 2014.

EAGLE ROCK ENERGY PARTNERS, L.P.

By:	Eagle Rock Energy GP, L.P., its general partner

By:	Eagle Rock Energy G&P, LLC, its general partner

By:	/s/ Joseph A. Mills
Name: Joseph A. Mills
Title: Chairman & Chief Executive Officer

KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Joseph A. Mills, Charles C. Boettcher and Robert M. Haines, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph A. Mills	Joseph A. Mills	June 24, 2014
Chairman & Chief Executive Officer
(Principal Executive Officer)

/s/ Robert M. Haines	Robert M. Haines	June 24, 2014
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

/s/ Peggy A. Heeg	Peggy A. Heeg	June 24, 2014
Director

/s/ Christopher D. Ray	Christopher D. Ray	June 24, 2014
Director

Signature	Title	Date

/s/ Philip B. Smith	Philip B. Smith	June 24, 2014
Director

/s/ William A. Smith	William A. Smith	June 24, 2014
Director

/s/ David W. Hayes	David W. Hayes	June 24, 2014
Director

/s/ William K. White	William K. White	June 24, 2014
Director

/s/ Herbert C. Williamson, III	Herbert C. Williamson, III	June 24, 2014
Director

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.
23.1	Consent of KPMG LLP.
23.2	Consent of Cawley, Gillespie & Associates.
23.3	Consent of Vinson & Elkins LLP (contained in Exhibit 5.1 hereto).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).